                                                         EXHIBIT 4.10





                    =======================================

                SERIES A CAPITAL SECURITIES GUARANTEE AGREEMENT

                              Firstar Corporation


                         Dated as of December 23, 1996


                    =======================================

                               TABLE OF CONTENTS
                               -----------------


                                                                           Page
                                                                           ----


                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

        SECTION 1.1     Definitions and Interpretation . . . . . . . . . .    2

                                   ARTICLE II
                              TRUST INDENTURE ACT

        SECTION 2.1     Trust Indenture Act; Application . . . . . . . . .    6
        SECTION 2.2     Lists of Holders of Securities . . . . . . . . . .    6
        SECTION 2.3     Reports by the Capital Securities Guarantee
                        Trustee. . . . . . . . . . . . . . . . . . . . . .    7
        SECTION 2.4     Periodic Reports to Capital Securities
                        Guarantee Trustee. . . . . . . . . . . . . . . . .    7
        SECTION 2.5     Evidence of Compliance with Conditions
                        Precedent. . . . . . . . . . . . . . . . . . . . .    7
        SECTION 2.6     Events of Default; Waiver. . . . . . . . . . . . .    7
        SECTION 2.7     Event of Default; Notice . . . . . . . . . . . . .    8
        SECTION 2.8     Conflicting Interests. . . . . . . . . . . . . . .    8

                                  ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

        SECTION 3.1     Powers and Duties of the Capital Securities
                        Guarantee Trustee  . . . . . . . . . . . . . . . .    8
        SECTION 3.2     Certain Rights of Capital Securities
                        Guarantee Trustee. . . . . . . . . . . . . . . . .   11
        SECTION 3.3     Not Responsible for Recitals or Issuance
                        of Series A Capital Securities Guarantee . . . . .   13

                                   ARTICLE IV
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

        SECTION 4.1     Capital Securities Guarantee Trustee;
                        Eligibility. . . . . . . . . . . . . . . . . . . .   13
        SECTION 4.2     Appointment, Removal and Resignation of Capital
                        Securities Guarantee Trustee . . . . . . . . . . .   14

                                   ARTICLE V
                                   GUARANTEE

        SECTION 5.1     Guarantee. . . . . . . . . . . . . . . . . . . . .   15
        SECTION 5.2     Waiver of Notice and Demand. . . . . . . . . . . .   15
        SECTION 5.3     Obligations Not Affected . . . . . . . . . . . . .   15
        SECTION 5.4     Rights of Holders. . . . . . . . . . . . . . . . .   16
        SECTION 5.5     Guarantee of Payment . . . . . . . . . . . . . . .   17

                                                                           Page
                                                                           ----

        SECTION 5.6     Subrogation . . . . . . . . . . . . . . . . . .      17
        SECTION 5.7     Independent Obligations . . . . . . . . . . . .      17

                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

        SECTION 6.1     Limitation of Transactions. . . . . . . . . . .      18
        SECTION 6.2     Ranking . . . . . . . . . . . . . . . . . . . .      19

                                  ARTICLE VII
                                  TERMINATION

        SECTION 7.1     Termination . . . . . . . . . . . . . . . . . .      19

                                  ARTICLE VIII
                                INDEMNIFICATION

        SECTION 8.1     Exculpation . . . . . . . . . . . . . . . . . .      19
        SECTION 8.2     Indemnification . . . . . . . . . . . . . . . .      20

                                   ARTICLE IX
                                 MISCELLANEOUS

        SECTION 9.1     Successors and Assigns. . . . . . . . . . . . .      20
        SECTION 9.2     Amendments. . . . . . . . . . . . . . . . . . .      21
        SECTION 9.3     Notices . . . . . . . . . . . . . . . . . . . .      21
        SECTION 9.4     Exchange Offer. . . . . . . . . . . . . . . . .      22
        SECTION 9.5     Benefit . . . . . . . . . . . . . . . . . . . .      22
        SECTION 9.6     Governing Law . . . . . . . . . . . . . . . . .      22

               SERIES A CAPITAL SECURITIES GUARANTEE AGREEMENT


                This GUARANTEE AGREEMENT (the "Series A Capital Securities Guarantee"), dated as of December [ ], 1996, is executed and delivered by Firstar Corporation, a Wisconsin corporation (the "Guarantor"), and Chase Manhattan Bank, a New York banking corporation, as trustee (the "Capital Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Series A Capital Securities (as defined herein) of Firstar Capital Trust I, a Delaware statutory business trust (the "Issuer").

                WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of December [ ], 1996, among the trustees of the Issuer, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 150,000 capital securities, having an aggregate liquidation amount of $150,000,000, such capital securities being designated the
[   ]% Series A Capital Securities (collectively the "Series A Capital
Securities") and, in connection with an Exchange Offer (as defined in the Declaration) to execute and deliver the Series B Capital Securities Guarantee (as defined in the Declaration) for the benefit of holders of the Series B Capital Securities (as defined in the Declaration).

                WHEREAS, as incentive for the Holders to purchase the Series A Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Series A Capital Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined below). The Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

                WHEREAS, the Guarantor is executing and delivering a guarantee agreement (the "Common Securities Guarantee"), with substantially identical terms to this Series A Capital Securities Guarantee, for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of holders of Series A Capital Securities and the Series B Capital Securities to receive Guarantee Payments under this Series A Capital Securities Guarantee and the Series B Capital Securities Guarantee, as the case may be.

                NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Series A Capital Securities Guarantee for the benefit of the Holders.

                                  ARTICLE I
                        DEFINITIONS AND INTERPRETATION

SECTION 1.1   Definitions and Interpretation

         In this Series A Capital Securities Guarantee, unless the context otherwise requires:

        (a) Capitalized terms used in this Series A Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

        (b) Terms defined in the Declaration as at the date of execution of this Series A Capital Securities Guarantee have the same meaning when used in this Series A Capital Securities Guarantee unless otherwise defined in this Series A Capital Securities Guarantee;

        (c) a term defined anywhere in this Series A Capital Securities Guarantee has the same meaning throughout;

        (d) all references to "the Series A Capital Securities Guarantee" or "this Series A Capital Securities Guarantee" are to this Series A Capital Securities Guarantee as modified, supplemented or amended from time to time;

        (e) all references in this Series A Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Series A Capital Securities Guarantee, unless otherwise specified;

        (f) a term defined in the Trust Indenture Act has the same meaning when used in this Series A Capital Securities Guaranteee, unless otherwise defined in this Series A Capital Securities Guarantee or unless the context otherwise requires; and

        (g)  a reference to the singular includes the plural and vice versa.

        "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

          "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Milwaukee, Wisconsin are authorized or required by law or executive order to close.

          "Capital Securities Guarantee Trustee" means Chase Manhattan Bank, a New York banking corporation, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Series A Capital Securities Guarantee and thereafter means each such Successor Capital Securities Guarantee Trustee.

          "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

          "Corporate Trust Office" means the office of the Capital Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53201.

          "Covered Person" means any Holder or beneficial owner of Series A Capital Securities.


          "Debentures" means the series of subordinated debt securities of the
Guarantor designated the [   ]% Series A Junior Subordinated Deferrable Interest
Debentures due January 15, 2027 held by the Property Trustee (as defined in the Declaration) of the Issuer.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Series A Capital Securities Guarantee.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Series A Capital Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Series A Capital Securities to the extent the Issuer has funds on hand legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds on hand legally available therefor at such time, with respect to any Series A Capital Securities called for redemption by the Issuer; and (iii) upon a voluntary or involuntary termination and liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Series A Capital Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Series A Capital Securities to the date of payment, to the extent the Issuer has funds on hand legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer. If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under any Other Common Securities Guarantees shall be made until the Holders shall be paid in full the Guarantee Payments to which they are entitled under this Series A Capital Securities Guarantee.

        "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Series A Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Series A Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

        "Indemnified Person" means the Capital Securities Guarantee Trustee, any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Securities Guarantee Trustee.

        "Indenture" means the Indenture dated as of December [ ], 1996, among the Guarantor (the "Debenture Issuer") and Chase Manhattan Bank, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

        "Majority in liquidation amount of the Series A Capital Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more that 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Series A Capital Securities.

        "Officers' Certificate" means, with respect to any person, a certificate signed by the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Comptroller, the Secretary or an Assistant Secretary, the Secretary or an Assistant Secretary of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Series A Capital Securities Guarantee shall include:

        (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

        (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

        "Other Common Securities Guarantees" shall have the same meaning as "Other Guarantees" in the Common Securities Guarantee.

        "Other Debentures" means all junior subordinated debentures issued by the Guarantor from time to time and sold to trusts to be established by the Guarantor (if any), in each case similar to the Issuer.

        "Other Guarantees" means all guarantees to be issued by the Guarantor with respect to capital securities (if any) similar to the Series A Capital Securities issued by other trusts to be established by the Guarantor (if any), in each case similar to the Issuer.

        "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December [ ], 1996, by and among the Guarantor, the Issuer and the Initial Purchasers named therein as such agreement may be amended, modified or supplemented from time to time.

        "Responsible Officer" means, with respect to the Capital Securities Guarantee Trustee, and officer within the [Corporate Trust Office] of the Capital Securities Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer of other officer of the [Corporate Trust Office] of the Capital Securities Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

        "Successor Capital Securities Guarantee Trustee" means a successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Trust Securities" means the Common Securities and the Series A Capital Securities and Series B Capital Securities, collectively.

                                  ARTICLE II
                             TRUST INDENTURE ACT


SECTION 2.1     Trust Indenture Act; Application

        (a) This Series A Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Series A Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

        (b) if and to the extent that any provision of this Series A Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2     Lists of Holders of Securities

        (a) The Guarantor shall provide the Capital Securities Guarantee Trustee (unless the Capital Securities Guarantee Trustee is otherwise the registrar of the Capital Securities) with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within one Business Day after June 1 and December 1 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more that 14 days before such List of Holders is given to the Capital Securities Guarantee Trustee provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

        (b) The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3     Reports by the Capital Securities Guarantee Trustee

        Within 60 days after December 15 of each year, commencing December 15, 1997, the Capital Securities Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4     Periodic Reports to Capital Securities Guarantee Trustee

        The Guarantor shall provide to the Capital Securities Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Capital Securities Guarantee Trustee is for informational purposes only and the Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Capital Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 2.5     Evidence of Compliance with Conditions Precedent

        The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Series A Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c) (1) may be given in the form of an Officers' Certificate.

SECTION 2.6     Events of Default; Waiver

        The Holders of a Majority in liquidation amount of Series A Capital Securities may, by vote, on behalf of all the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Series A Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7     Event of Default; Notice

        (a) The Capital Securities Guarantee Trustee shall, within 90 days after the occurrence of a default with respect to this Capital Securities Guarantee, mail by first class postage prepaid, to all Holders, notices of all defaults actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any Guarantee Payment, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Series A Capital Securities.

        (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

SECTION 2.8     Conflicting Interests

        The Declaration shall be deemed to be specifically described in this Series A Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                 ARTICLE III
                         POWERS, DUTIES AND RIGHTS OF
                     CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1     Powers and Duties of the Capital Securities Guarantee Trustee

        (a) This Series A Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders, and the Capital Securities Guarantee Trustee shall not transfer this Series A Capital Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

        (b) If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Series A Capital Securities Guarantee for the benefit of the Holders.

        (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Series A Capital Securities Guarantee, and no implied covenants shall be read into this Series A Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Series A Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (d) No provision of this Series A Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

        (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

             (A) the duties and obligations of the Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Series A Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the
       performance of such duties and   obligations as are specifically set
       forth in this Series A Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Series A Capital Securities Guarantee against the Capital Securities Guarantee Trustee; and

             (B) in the absence of bad faith on the part of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Series A Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Series A Capital Securities Guarantee;

                (ii) the Capital Securities Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                (iii) the Capital Securities Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Series A Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series A Capital Securities Guarantee; and

                (iv) no provision of this Series A Capital Securities Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Series A Capital Securities Guarantee or indemnity, reasonably satisfactory to the capital Securities guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2           Certain Rights of Capital Securities Guarantee
                      Trustee

                (a)   Subject to the provisions of Section 3.1:

                (i) The Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

        (ii) Any direction or act of the Guarantor contemplated by this Series A Capital Securities Guarantee may be sufficiently evidenced by an Officers' Certificate.

        (iii) Whenever, in the administration of this Series A Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

        (iv) The Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

        (v) The Capital Securities Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Series A Capital Securities Guarantee from any court of competent jurisdiction.

        (vi) The Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Series A Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee; provided that, nothing contained in this Section 3.2(a) (vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Series A Capital Securities Guarantee.

        (vii) The Capital Securities Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

        (viii) The Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

        (ix) Any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Capital Securities guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Series A Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action.

        (x) Whenever in the administration of this Series A Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee
(i) may request instructions form the Holders of a Majority in liquidation amount of the Series A Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

        (xi) The Capital Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the dis-
    cretion or rights or powers conferred upon it by this Series A Capital Securities Guarantee.

                (b) No provision of this Series A Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Series A Capital Securities Guarantee

                The recitals contained in this Series A Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Series A Capital Securities Guarantee.


                                  ARTICLE IV
                     CAPITAL SECURITIES GUARANTEE TRUSTEE


SECTION 4.1           Capital Securities Guarantee Trustee; Eligibility

                (a) There shall at all times be a Capital Securities Guarantee Trustee which shall:

                (i)   not be an Affiliate of the Guarantor; and

                (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a) (ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Capital Securities Guarantee Trustee

                (a) Subject to Section 4.2(b), the Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                (b) The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor.

                (c) The Capital Securities Guarantee Trustee shall hold office until a Successor Capital Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

                (d) If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section
4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

          (e) No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

          (f) Upon termination of this Series A Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1     Guarantee

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.


SECTION 5.2     Waiver of Notice and Demand

          The Guarantor hereby waives notice of acceptance of this Series A Capital Securities Guarantee and of any liability to which its applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3     Obligations Not Affected

          The obligations, covenants, agreements and duties of the Guarantor under this Series A Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Series A Capital Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Series A Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series A Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series A Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                (e) any invalidity of, or defect or deficiency in, the Series A Capital Securities;

                (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred;

                (g)   the consummation of the Exchange Offer; or

                (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

                There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4           Rights of Holders

                (a) The Holders of a Majority in liquidation amount of the Series A Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Series A Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series A Capital Securities Guarantee.

                (b) If the Capital Securities Guarantee Trustee fails to enforce such Series A Capital Securities Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Capital Securities Guarantee Trustee's rights under this Series A Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5           Guarantee of Payment

                This Series A Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6           Subrogation

                The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Series A Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Series A Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Series A Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the holders and to pay over such amount to the Holders.

SECTION 5.7           Independent Obligations

                The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Series A Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Series A Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 5.3 hereof.

                                  ARTICLE VI
                  LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1           Limitation of Transactions

                So long as any Capital Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Guarantor (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of any securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Capital Securities Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers or employees of any of the Guarantor's dividend reinvestment plans) if at such time (i) there shall have occurred any event of which the Guarantor has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be an Event of Default and (b) in respect of which the Guarantor shall not have taken reasonable steps to cure, (ii) if such Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Series A Capital Securities Guarantee or
(iii) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 16.01 of the Indenture and any such extension shall be continuing.

SECTION 6.2     Ranking

          This Series A Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture, it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor under this Series A Capital Securi-ties Guarantee as if (x) such Article XV were set forth herein in full and (y) such obligations were substituted for the term "Securities" appearing in such
Article XV, (ii) pari passu with the Debentures [and with the most senior preferred or preference stock now or hereafter issued by the Guarantor] and with any Other Guarantee (as defined herein) [and any Other Common Securities Guarantee and any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock].


                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1     Termination

        This Series A Capital Securities Guarantee shall terminate (i) upon full payment of the Redemption Price (as defined in the Declaration) of all Series A Capital Securities, or (ii) upon liquidation of the Issuer, the full payment of the amounts payable in accordance with the Declaration or the distribution of the Debentures to the Holders of all of the Series A Capital Securities. Notwithstanding the foregoing, this Series A Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Series A Capital Securities or under this Series A Capital Securities Guarantee.


                                  ARTICLE VIII
                                INDEMNIFICATION

SECTION 8.1     Exculpation

        (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Series A Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Series A Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

        (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 8.2     Indemnification

        The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Series A Capital Securities Guarantee.


                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1     Successors and Assigns

        All guarantees and agreements contained in this Series A Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding.

SECTION 9.2     Amendments

        Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Series A Capital Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of Section
12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

SECTION 9.3     Notices

        All notices provided for in this Series A Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

        (a) If given to the Issuer, in care of the Administrative Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders):

                Firstar Capital Trust I
                c/o Firstar Corporation
                777 East Wisconsin Avenue
                Milwaukee, Wisconsin 53201
                Attention:  Chief Financial Officer
                Telecopy:   [            ]

        (b) If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital Securities Guarantee Trustee may give notice of to the Holders):

                Chase Manhattan Bank
                [
                               ]
                Attention:  [          ]
                Telecopy:   [          ]

        (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Series A Capital Securities):

                Firstar Corporation
                777 East Wisconsin Avenue
                Milwaukee, Wisconsin 53201
                Attention:  Chief Financial Officer
                Telecopy:   [          ]

        (d) If given to any Holder of Series A Capital Securities, at the address set forth on the books and records of the Issuer.

        All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4     Exchange Offer

        In the event an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) becomes effective and the Issuer issues any Series B Capital Securities in the Exchange Offer, the Guarantor will enter into a new capital securities guarantee agreement, in substantially the same form as this Series A Capital Securities Guarantee, with respect to the Series B Capital Securities.

SECTION 9.5     Benefit

        This Series A Capital Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Series A Capital Securities.

SECTION 9.6     Governing Law

        THIS SERIES A CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

        THIS SERIES A CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                                        FIRSTAR CORPORATION, as Guarantor



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                        CHASE MANHATTAN BANK, as Capital
                                        Securities Guarantee Trustee



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                              EXHIBIT 4.11




                              FIRSTAR CORPORATION

                         ______________________________




                         ______________________________


                                   INDENTURE

                          DATED AS OF DECEMBER 23, 1996
                         ______________________________



                            THE CHASE MANHATTAN BANK


                                   AS TRUSTEE


                         ______________________________


               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
        ______________________________________________________________

TIE-SHEET

  of provisions of Trust Indenture Act of 1939 with Indenture dated as of December 23, 1996 between Firstar Corporation and Chase Manhattan Bank, as
Trustee:


ACT SECTION                                                    INDENTURE SECTION
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.09
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.09
310(a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A
310(a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.10, 6.11
310(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A
310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.13
311(a) and (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.01, 4.02(a)
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.02
312(b) and (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.04
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.04
313(b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.04
313(b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.04
313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.04
313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.04
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.03
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A
314(c)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.07
314(c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A
314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A
314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.07
314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A
315(a)(c) and (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01
315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.08
315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.09
316(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.07
316(a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A
316(a) last sentence  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.09
316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.02
317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.05
317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.05
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.08

---------------
  THIS TIE-SHEET IS NOT PART OF THE INDENTURE AS EXECUTED.

                               TABLE OF CONTENTS*


                                                                            Page
                                                                            ----

                                   ARTICLE I

                                   DEFINITIONS  . . . . . . . . . . . . . .   1



  SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . .   1
  Additional Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Adjusted Treasury Rate  . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Allocable Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Bankruptcy Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Board Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Capital Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Capital Securities Guarantee  . . . . . . . . . . . . . . . . . . . . . .   3
  Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Common Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Common Securities Guarantee . . . . . . . . . . . . . . . . . . . . . . .   4
  Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Company Request . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Comparable Treasury Issue . . . . . . . . . . . . . . . . . . . . . . . .   4
  Comparable Treasury Price . . . . . . . . . . . . . . . . . . . . . . . .   5
  Compounded Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Declaration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Deferred Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Dissolution Event . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Exchange Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Extended Interest Payment Period  . . . . . . . . . . . . . . . . . . . .   6
  Federal Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Firstar Capital Trust . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Indebtedness for Money Borrowed . . . . . . . . . . . . . . . . . . . . .   6
  Indebtedness Ranking Junior to the Securities . . . . . . . . . . . . . .   6

-------------
     * THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART OF THE INDENTURE.

  Indebtedness Ranking on a Parity with the Securities  . . . . . . . . . . . . . . .    7
  Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Initial Optional Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Interest Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Issue Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Liquidated Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Non Book-Entry Capital Securities . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Optional Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Other Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Other Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Predecessor Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Principal Office of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Property Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Quotation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Reference Treasury Dealer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Reference Treasury Dealer Quotations  . . . . . . . . . . . . . . . . . . . . . . .    9
  Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Regulatory Capital Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Responsible Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Restricted Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Rule 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Securityholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  holder of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Security Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  Series A Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  Series B Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  Special Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  Special Event Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  Tax Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  Trust Indenture Act of 1939 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  Trust Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  U.S. Government Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                   ARTICLE II

                                   SECURITIES . . . . . . . . . . . . . . . . . . . .   13

                                      ii